UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 11, 2017

VYSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2480 Briarcliff Rd NE, #6, Suite 159, Atlanta, GA	30329
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(866) 674-5238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company’s Shareholders was held on August 11, 2017. Matters submitted to the shareholders and voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows: (1) election of three members to the Board of Directors for terms ending at the 2019 annual meeting of shareholders; and (2) ratification of the appointment of Porter Keadle Moore, LLC, as independent registered public accounting firm for the year ending December 31, 2017.

The following is a summary of the votes cast for and against as to each proposal, including a separate tabulation with respect to each nominee for director.

	FOR		AGAINST		ABSTAIN/WITHOLD

PROPOSALS	VOTES	% of O/S Voting	VOTES	% of OS Voting Power	VOTES	% of O/S Voting Power
Proposal 1
WILLIAM R. DOYLE AS DIRECTOR	68,878,000	56.35%	109,798	0.09%	1,000	0.00%
MITSY Y. MAGNUM AS DIRECTOR	68,978,800	56.43%	9,798	0.01%	1,000	0.00%
MICHAEL X. IANACONE AS DIRECTOR	68,978,800	56.43%	9,798	0.01%	1,000	0.00%

Proposal 2
PORTER KEADLE MOORE, LLC AS AUDITORS	87,721,382	71.77%		0.00%	3,270,719	2.68%

	Quorum:	71.77%

Total O/S	122,231,109

A quorum of 87,721,382 shares were present at the meeting in person or by proxy, representing 71.77% of the Company’s outstanding voting shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

August 16, 2016
	By:	/s/ William R. Doyle
William R. Doyle Chairman, President and Chief Executive Officer